UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: September 14, 2016 (Date of earliest event reported)
DigitalTown, Inc. (Exact name of registrant as specified in its charter)

MN (State or other jurisdiction of incorporation)	000-27225 (Commission File Number)	411427445 (IRS Employer Identification Number)

10655 NE 4th St. Bellevue, WA		98004 (Zip Code)
(425) 318-3888 (Registrant's telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into Definitive Agreement

On September 13, 2016, the Company entered into a Stock Purchase Agreement with Clint Skidmore and Kaiyaco Ventures Ltd (“Sellers”).  Sellers are the owners of 100% of the issued and outstanding stock of Rezserve Technologies, Ltd., a British Columbia company (“Rezserve”), in consideration of $1,600,000, payable in the form of the issuance of 3,000,000 shares of common stock and a convertible note for $400,000.  The convertible note does not earn interest and is payable one year from the date of issuance.  The holders of the note may convert the amount due into shares of the Company’s common stock.  The Agreement closed September 14, 2016.

Section 9 Exhibits and Financial Statements

Item 9.01 Exhibits

Exhibit 10.1

Stock Purchase Agreement

SIGNATURES

Dated: September 15, 2016	DIGITALTOWN, INC By: /s/ Robert S. Monster Robert W. Monster, CEO